SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 11, 2012

UNIVERSAL ELECTRONICS INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-21044	33-0204817
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

6101 Gateway Drive

Cypress, California 90630

(Address of principal executive offices, with Zip Code)

(714) 820-1000

(Registrant’s telephone number, including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

Standard Office Lease – The Realty Associates Fund VIII, L.P.

On May 11, 2012, Universal Electronics Inc. (the “Company”) entered into a Standard Office Lease (the “Lease”) with The Realty Associates Fund VIII, L.P. (“Realty Associates”). Pursuant to the terms of the Lease, the Company will (1) rent approximately 36,000 square feet for its worldwide headquarters for ten (10) years, (2) pay full service rent for the leased space starting at $52,466.80 per month and escalating to $79,604.80 per month during the last year of the lease, and (3) be responsible for its share of certain increases in utilities, taxes and operating expenses each year. The Lease also contains other terms and conditions that are typical for an office lease.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.     The following exhibit is furnished with this report.

Exhibit Number	Description

10.1	Standard Office Lease between Universal Electronics Inc. and The Realty Associates Fund VIII, L.P., dated May 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.

Date: May 18, 2012	By:	/s/ Bryan Hackworth
Bryan Hackworth
Chief Financial Officer
(Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Standard Office Lease between Universal Electronics Inc. and The Realty Associates Fund VIII, L.P., dated May 11, 2012.